SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2010

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200

Atlanta Georgia 30328

(Address of Principal Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 6, 2010, Beazer Homes USA, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as Rights Agent, entered into a First Amendment (the “Amendment”) to its previously disclosed Section 382 Rights Agreement, dated as of November 12, 2010 (the “Rights Agreement”). The Amendment amends the Rights Agreement, generally as follows:

•

The expiration provisions are amended to clarify that the Rights Agreement will expire upon the earlier of (i) the date on which the Company’s stockholders vote on, but do not approve the Rights Agreement, and (ii) the first anniversary of the adoption of the Rights Agreement if stockholder approval has not been received by such date. In addition, the final expiration date of the Rights Agreement is shortened to three years, from November 12, 2020 to November 12, 2013.

•

The definitions of “Affiliate,” “Associate,” “Beneficial Owner,” “Beneficial Ownership” and “beneficially own” are amended to generally conform such definitions to the meanings given to such terms in Section 382 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder. Prior to Amendment, such definitions were based on the meanings given to such terms under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•

The Amendment adds a “Qualifying Offer” provision, and conforming changes, that exempts from the definition of an “Acquiring Person” under the Rights Agreement a person that beneficially owns at least a majority of the Company’s common stock following the consummation of a “Qualified Offer.” A “Qualified Offer” means an offer, determined by a majority of the members of the Board of Directors of the Company that are independent of the relevant offeror, to have each of the following characteristics with respect to the Company’s common stock: (i) a tender or exchange offer for all of the outstanding shares of the Company’s common stock at the same per-share consideration; (ii) an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act; (iii) an offer that is conditioned on a minimum of at least a majority of the outstanding shares of the common stock being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable; (iv) an offer pursuant to which the offeror has announced that it intends, as promptly as practicable upon successful completion of the offer, to consummate a second step transaction whereby all shares of the Company’s common stock not tendered into the offer will be acquired using the same form and amount of consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any; (v) an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that the offer will remain open for not less than 60 days; and (vi) an offer at a per-share consideration, and on such other terms and conditions, that in each case are adequate and fair. An offer shall constitute a Qualified Offer if and only for so long as each of the foregoing requirements in clauses (i) through (vi) remain satisfied, and if any such requirement shall at any time thereafter fail to be satisfied such offer shall no longer constitute a Qualified Offer.

•	Section 26 of the Rights Agreement is revised to clarify when amendments to the Rights Agreement may be made by the Board of Directors.

The foregoing description of the material terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto and which is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	First Amendment to Section 382 Rights Agreement, dated December 6, 2010, between Beazer Homes USA, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: December 8, 2010	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President and General Counsel